THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

April 23, 2003

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:   American Depositary Shares evidenced by American Depositary Receipts each representing forty Ordinary Shares, nominal value of 5p each, of British Biotech plc (Form F-6 Registration No. 33-47426).

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in ratio for British Biotech plc.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio for British Biotech plc.

The Prospectus has been revised to reflect the new ratio of one (1) ADR representing two                                             (2) ordinary shares, and has been overstamped with:

“EFFECTIVE APRIL 23, 2003, THE RATIO HAS CHANGED FROM EACH ADS REPRESENTING FORTY SHARES TO EACH ADS REPRESENTING TWO SHARES”

Please contact me with any questions or comments on 212 815-2208.

/s/ KELLY R. GASTON

    Kelly R. Gaston

    Assistant Treasurer

Encl.

cc:    Paul Dudek, Esq.

         (Office of International Corporate Finance)